UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2005 (June 7, 2005)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-11852	62-1507028

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 269-8175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     On Tuesday, June 14, 2005, at 8:30 a.m. EDT, Healthcare Realty Trust will hold a conference call to discuss the contents of this Form 8-K. Simultaneously with the conference call, a “webcast” of the call will be available to interested parties via an Internet link at www.healthcarerealty.com under the “Shareholder Information” section. The “webcast” will be available for fourteen days following the day of the call at the same Internet site address.

     The Company will furnish by Form 8-K its unaudited results of operations and financial condition for the year ended December 31, 2004 and the three months ended March 31, 2005 on Thursday, June 23, 2005. On Friday, June 24, at 11:00 a.m. EDT, Healthcare Realty Trust will hold a conference call to discuss earnings results, general operations of the Company and industry trends. Simultaneously with the conference call, a “webcast” of the call will be available to interested parties via an Internet link at www.healthcarerealty.com under the “Shareholder Information” section. The “webcast” will be available for fourteen days following the day of the call at the same Internet site address.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) The Audit Committee of the Board of Directors of Healthcare Realty Trust Incorporated has dismissed KPMG LLP as its independent registered public accounting firm, effective June 7, 2005. The Company expects to engage a replacement accounting firm as soon as possible.

(b) KPMG has not completed its audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2004, or its audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, and has, therefore, not issued audit reports with respect to these audits. Ernst & Young LLP was the Company’s auditor for all years reported prior to 2004. The report of Ernst & Young on the Company’s financial statements for the year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. The Company previously disclosed in a Form 8-K filed on March 23, 2005, that its previously issued financial statements and respective reports of Ernst & Young should no longer be relied upon.

(c) During the year ended December 31, 2004 and through June 7, 2005, there were no disagreements with KPMG on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference thereto in its reports on the Company’s financial statements for such year.

(d) Except as otherwise described in this section (d), during the years ended December 31, 2003 and 2004, and through June 7, 2005, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     KPMG raised certain issues with respect to the accounting for two properties managed by a single operator. KPMG advised the Company that it believed that these transaction structures created two variable interest entities, or “VIEs”, within the meaning of FIN 46R, which would require operations of the VIEs to be consolidated into the Company’s financial statements. Upon re-examination of the transaction and subsequent to KPMG’s dismissal, the Company has concluded that the transaction structures are VIEs and that it will be restating its previously issued financial statements to consolidate the operations of these entities. The Company is reviewing other similar arrangements to determine if such arrangements could be deemed to be VIEs. The consolidation of VIEs is expected to negatively impact net income.

     Concurrently, on May 25, 2005, the audit committee received a letter from KPMG informing the committee that KPMG no longer had confidence in the ability of current financial management who sign the management representation letter to determine that the Company’s consolidated financial statements are fairly presented in conformity with GAAP. KPMG has further informed the audit committee that its assertion is based on competence and not integrity. KPMG advised the Company that it was ceasing work on the audit until appropriate remedial action was taken to provide assurance that the Company’s consolidated financial statements are fairly presented in conformity with GAAP. The Company and its audit committee disagree with KPMG’s characterization of the competence of financial management.

     KPMG has also informed the Company that it believes that the Company has material weaknesses in its internal control over financial reporting. Management of the Company agrees with this assessment and has concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2004. The Company is in the process of reviewing its internal control processes to determine the necessary steps to remediate these deficiencies.

     (e) The Company provided KPMG with a copy of this Form 8-K prior to the date of its filing with the Securities and Exchange Commission and requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Form 8-K. On June 13, 2005, the Company received such letter, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

     c) Exhibits

99.1           KPMG LLP letter to the Securities and Exchange Commission, dated June 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ Scott W. Holmes
Scott W. Holmes
Senior Vice President and Chief Financial Officer

Date: June 13, 2005